SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 24, 2003

CISCO SYSTEMS, INC.

(Exact Name of Registrant as Specified in Charter)

California (State or Other Jurisdiction of Incorporation)	0-18225 (Commission File Number)	77-0059951 (IRS Employer Identification No.)

170 West Tasman Drive, San Jose, California (Address of Principal Executive Offices)	95134-1706 (Zip Code)

Registrant’s telephone number, including area code: (408) 526-4000

Item 5. Other Events.

          On January 24, 2003, Cisco Systems, Inc. (the “Registrant”) announced that it has signed a definitive agreement to acquire privately-held Okena, Inc., a Delaware corporation. A copy of the press release issued by the Registrant on January 24, 2003 concerning the foregoing transaction is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

	99.1	Press Release of Registrant, dated January 24, 2003, announcing that it has signed a definitive agreement to acquire privately-held Okena, Inc., a Delaware corporation.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CISCO SYSTEMS, INC.

Dated: January 27, 2003	By:	/s/ Daniel Scheinman

Daniel Scheinman, Senior Vice President and Assistant Secretary

EXHIBIT INDEX

Exhibit
Number	Description of Document

99.1	Press Release of Registrant, dated January 24, 2003, announcing that it has signed a definitive agreement to acquire privately-held Okena, Inc., a Delaware corporation.